Exhibit 99.1

OptimizeRx Sets Third Quarter 2020 Conference Call for Monday, November 9, 2020 at 4:30 p.m. ET

ROCHESTER, Mich. – October 26, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, will hold a conference call on Monday, November 9, 2020 at 4:30 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2020. OptimizeRx management will host the call, followed by a question and answer period.

As earlier reported, the company expects to report record revenue for the quarter of more than $10.0 million, up over 100% from the same year-ago quarter, along with positive non-GAAP net income.

On the call, management will review how this growth has been driven organically by a combination of enterprise deals and tactical programs, as the company’s life science customers increasingly see the value in transparent access to physicians and patients provided by the OptimizeRx Digital Health Platform.

The full financial results for the quarter will be issued in a press release prior to the call.

Conference Call Information

Date: Monday, November 9, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-430-8332

International dial-in number: 1-323-347-3277

Conference ID: 9818386

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 30, 2020, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9818386

About OptimizeRx
OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact
Doug Baker, CFO
Tel (248) 651-6568 (x807)
dbaker@optimizerx.com

Media Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact
Ron Both, CMA
Tel (949) 432-7557
oprx@cma.team